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                                                                     EXHIBIT 2.2
                              ARTICLES OF MERGER
                                  BY AND AMONG
                               QUALIX GROUP, INC.
                            QUALIX SUBSIDIARY, INC.
                                      AND
                           OCTOPUS TECHNOLOGIES, INC.

          This Articles of Merger ("Articles of Merger"), dated as of the ____ day of August, 1996, by and among QUALIX GROUP, INC., a Delaware corporation ("Qualix"), QUALIX SUBSIDIARY, INC., a Pennsylvania corporation and a wholly-owned subsidiary of Qualix ("Sub"), and OCTOPUS TECHNOLOGIES, INC., a Pennsylvania corporation ("Octopus").

                                    RECITALS
                                    --------

          A. Sub was incorporated in the State of Pennsylvania on July 11, 1996. The authorized capital of Sub consists of 1,000 shares of Common Stock, without par value (the "Sub Stock"), 1,000 shares of which are issued and outstanding. All such issued and outstanding shares of Sub Stock are owned by Qualix.

          B. Qualix was incorporated in Delaware on September 21, 1990. Qualix's authorized capital consists of:

                (1) 5,000,000 shares of preferred stock, par value $0.000333-1/3 per share ("Qualix Preferred Stock"), of which 1,225,001 shares have been designated Series A Preferred Stock, 1,225,001 of which are issued and outstanding; of which 923,077 shares have been designated Series B Preferred Stock, 923,077 of which are issued and outstanding; of which 792,529 shares have been designated Series C Preferred Stock, 792,529 shares of which are issued and outstanding; of which 1,400,000 shares have been designated Series D Preferred Stock, 757,713 shares of which are issued and outstanding; and of which 280,674 shares have been designated Series E Preferred Stock, none of which are issued and outstanding; and

                (2) 20,000,000 shares of common stock, par value $0.001 per share ("Qualix Common Stock"), of which 3,358,064 shares are issued and outstanding.

          C. Octopus was incorporated in Pennsylvania on December 10, 1993. Octopus' authorized capital consists of.

                (1) 3,000,000 shares of Preferred Stock, without par value, of which 3,000,000 shares have been designated Class A Cumulative Convertible Preferred Stock ("Octopus Class A Preferred Stock") 1,500,000 of which are issued and outstanding; and
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                (2)   160,000,000 shares of Common Stock, without par value
          ("Octopus Common Stock"), of which 115,270,505 shares are issued and outstanding.

          D. Qualix, Sub and Octopus have entered into an Agreement and Plan of Reorganization dated as of July 14, 1996 (the "Agreement and Plan of Reorganization") providing for representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Articles of Merger and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

          E. The Boards of Directors of Qualix, Sub and Octopus deem it advisable and in the best interests of Qualix, as sole stockholder of Sub, and the stockholders of Octopus that Sub be merged with and into Octopus (the "Merger").

          F.    Pursuant to Section 251 of the Delaware Corporations Code and
Section 1924(a) of the Pennsylvania Statute, the Boards of Directors of Qualix, Sub and Octopus and the stockholders of Octopus and Qualix, as sole stockholder of Sub, have approved the Merger.

                                   AGREEMENTS
                                   ----------
               The parties hereto hereby agree as follows:

          1. The Merger shall become effective at such time (the "Effective Time" of the Merger) as this Articles of Merger and/or any other appropriate documents (the "Merger Documents") are filed with the office of Secretary of State of the Commonwealth of Pennsylvania in accordance with
Section 1927 of the Pennsylvania Business Corporation Law of the Commonwealth of Pennsylvania ("Pennsylvania Law").

          2. At the Effective Time, Subsidiary shall be merged with and into Octopus with Octopus as the surviving corporation (the "Surviving Corporation"). At the Effective Time, the identity and separate existence of Sub shall cease, and the Surviving Corporation shall succeed, without other transfer, to all of the rights, privileges, powers, franchises, properties and assets of Sub and shall be subject to all of the debts, liabilities and other obligations thereof in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Sub shall be limited to the property affected thereby immediately prior to the Effective Time.

          3. The Certificate of Incorporation and Bylaws of Sub in effect immediately prior to the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation. The directors and officers of Sub immediately prior to the Merger shall become the directors and officers of the Surviving Corporation .

          4. At the Effective Time, (i) each share of Octopus Common Stock issued and outstanding immediately prior to the Merger, other than Dissenting Shares (as defined below), shall be converted automatically into and exchanged for 0.034639835 fully paid and

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nonassessable shares of Qualix Common Stock, and (2) each share of Octopus Class
A Preferred Stock issued and outstanding immediately prior to the Merger, other than Dissenting Shares, shall be converted automatically into and exchanged for
 .1871163 fully paid and nonassessable shares of Qualix Series E Preferred Stock.

          5. Any shares of Octopus Common Stock or Octopus Preferred Stock (collectively, "Octopus Capital Stock") for which the holder thereof has perfected appraisal rights under Sections 1571 et. seq. of the Pennsylvania Law [and/or under Chapter 13 of the Corporations Code of the State of California ("California Law")], as applicable ("Dissenting Shares"), shall not be converted into Qualix Common Stock or Qualix Series E Preferred Stock, as the case may be (collectively, "Qualix Capital Stock"), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Pennsylvania Law and/or California Law. Each holder of Dissenting Shares as of the Effective Time who shall, after the Effective Time, withdraw such holder's demand for appraisal or lose such holder's right to demand appraisal, pursuant to Pennsylvania Law or California Law, as applicable, shall be deemed to be converted, as of the Effective Time, into shares of Qualix Capital Stock as provided in Paragraph 4 above.

          6. At the Effective Time, each share of Sub Stock issued and outstanding immediately prior to the Merger shall be converted automatically into and exchanged for one fully paid and nonassessable share of Common Stock of Surviving Corporation.

          7. The conversion of shares of Octopus Capital Stock into Qualix Capital Stock as provided for by this Articles of Merger shall occur automatically at the Effective Time without further action by the holders thereof. Until surrendered, each certificate that prior to the Effective Time represented shares of Octopus Capital Stock will be deemed to evidence the right to receive the number of shares of Qualix Capital Stock into which such Octopus Capital Stock have been converted (less the number of shares of Qualix Capital Stock held in escrow pursuant to the Escrow Agreement (as defined in the Agreement and Plan of Reorganization)). Qualix shall, within fifteen (15) business days after the Effective Time, notify each holder of a certificate or certificates theretofore representing a share or shares of Octopus Capital Stock to surrender all of such holder's certificates to Qualix and upon such surrender such holder shall be entitled to receive in exchange a certificate or certificates representing the Qualix Capital Stock into which such shares have been converted, rounded to the nearest whole share (less the number of shares of Qualix Capital stock held in escrow pursuant to the Escrow Agreement).

          8. Holders of Octopus Capital Stock who have complied with all requirements for perfecting appraisal rights as set forth in Pennsylvania Law [and/or California Law, as applicable,] shall be entitled to such appraisal rights under such laws. Octopus and Qualix shall provide to each other prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument in respect thereof received by either and the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Each holder of Dissenting Shares who becomes entitled to payment of the value of such Dissenting Shares shall, subject to Pennsylvania Law and/or California Law, receive payment therefor (but only after the value therefor shall have been agreed upon or finally

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determined pursuant hereto). The holder of Dissenting Shares as of the Effective
Time who shall, after the Effective Time, withdraw such holder's demand for appraisal or lose such holder's right to demand appraisal, pursuant to applicable law, shall be deemed to be converted, as of the Effective Time, into shares of Qualix Capital Stock as specified in Section 1.2 above, without interest. Octopus agrees that, except with the prior written consent of Qualix, or as required by applicable law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any demands for appraisal rights prior to the Effective Date.

          9. No fractional shares of Qualix Capital Stock shall be issued pursuant to the Merger. Instead, shares of Qualix Capital Stock issued to any holder of Octopus Capital Stock pursuant to the Merger shall be rounded up to the nearest whole number. The fractional share interests of each holder of Octopus Capital Stock shall be aggregated for purposes of calculating any fractional shares.

          10. The parties hereto intend that the Merger shall constitute a plan of reorganization and intend to consummate the Merger in accordance with
Section 368(a)(1)(A) of the Code.

          11. Parties hereto intend that the Merger shall be accounted for as a pooling of interests by Qualix.

          12. If any holder of shares of Octopus Capital Stock to be converted and exchanged pursuant to the Merger requests that the shares of Qualix Capital Stock to be issued upon such conversion and exchange be issued to a person other than such record holder, it shall be a condition to such issuance that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that such holder shall have paid any transfer and other taxes required by reason of such issuance in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Qualix that such tax either has been paid or is not payable.

          13. At the Effective Time, the stock transfer books of Sub shall be closed and there shall be no further registration of transfers of shares of Sub Stock thereafter on the records of Sub. From and after the Effective Time of the Merger the holders of certificates evidencing ownership of shares of Sub Stock outstanding immediately prior to the Effective Time of the Merger shall cease to have any rights with respect to such shares except as otherwise provided herein or by law.

          14. After the Effective Time, Sub, through the persons who were its officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Octopus.

          15. Notwithstanding the approval of this Articles of Merger by the stockholders of Qualix, Sub and Octopus, this Articles of Merger shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

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          16.        This Articles of Merger may be signed in one or more
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          17. This Articles of Merger may be amended by the parties hereto any time before or after approval hereof by the stockholders of Qualix, Sub and Octopus, but, after such approval, no amendments shall be made which by law require the further approval of such stockholders without obtaining such approval. This Articles of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          18. The registered office of Sub is Octopus Technologies, Inc., 301 Oxford Valley Road, Suite 102A, Yardley, Pennsylvania 19067, Bucks County. The registered office of Octopus is Octopus Technologies, Inc., 301 Oxford Valley Road, Suite 102A, Yardley, Pennsylvania, Pennsylvania 19067, Bucks County. The registered office of Qualix in Delaware is at the Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware, 19901, County of New Castle.

          19. The full text of the Agreement and Plan of Reorganization is on file at the principal place of business of Octopus, located at 301 Oxford Valley Road, Suite 102A, Yardley, Pennsylvania 19067, Bucks County.

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               IN WITNESS WHEREOF, the parties have executed this Articles of
Merger as of the date first written above.

                              QUALIX GROUP, INC.



                              By:
                                  ---------------------------------------------
                                         Richard G. Thau, President


                              By:
                                  ---------------------------------------------
                                         Jean A. Kovacs, Secretary



                              QUALIX SUBSIDIARY, INC.



                              By:
                                  ---------------------------------------------
                                         Richard G. Thau, President


                              By:
                                  ---------------------------------------------
                                         Bruce C. Felt, Jr., Secretary


                              OCTOPUS TECHNOLOGIES, INC.



                              By:
                                  ---------------------------------------------
                                         David Crocker, President



                              By:
                                  ---------------------------------------------
                                         Francis L. Serafin, Secretary